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                                                CONFIDENTIAL TREATMENT REQUESTED

                                                                    EXHIBIT 10.9
                       LICENSE AND DEVELOPMENT AGREEMENT


     Agreement dated as of the 22nd day of November, 1994, by and between BOSTON SCIENTIFIC CORPORATION, a corporation organized under the laws of the State of Delaware and having its principal place of business at 480 Pleasant Street, Watertown, MA 02172 ("BSC"), and NITINOL MEDICAL TECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware and having its principal place of business at 374 Congress Street, Suite 605, Boston, MA 02210 ("NMT").

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, NMT possesses proprietary technology with respect to nitinol Stents for vascular and non-vascular applications;

     WHEREAS, BSC possesses proprietary technology with respect to catheters and other products useful in the delivery and placement of Stents and related applications;

     WHEREAS, BSC possesses proprietary technology with respect to nitinol Stents for vascular and non-vascular applications;

     WHEREAS, BSC and NMT desire to enter into a development relationship to continue the development of NMT's proprietary nitinol Stent technology; and

     WHEREAS, BSC desires to obtain from NMT, and NMT desires to grant to BSC, an exclusive worldwide license to manufacture and market products incorporating NMT's nitinol Stent technology.

     NOW THEREFORE, IN CONSIDERATION of the mutual promises and covenants herein contained, the parties hereto hereby agree as follows:

                                I.  DEFINITIONS

     Certain capitalized terms used in this Agreement are defined as follows:

     1.1  "Act" shall mean the United States Food, Drug and Cosmetic Act of
           ---
1976, as amended.

     1.2  "Affiliate" shall mean any person or entity which, directly or
           ---------
indirectly, controls or is controlled by or is under common control with any person or entity.

     1.3  "Agreement" shall mean this License and Development Agreement.
           ---------

     1.4  "Application Field" shall mean the entire field of Stents, whether
           -----------------
vascular or non-vascular, covered or uncovered, coated or uncoated, and applications therefor.
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                                                CONFIDENTIAL TREATMENT REQUESTED

     1.5  "Burdened Costs" shall mean the costs of goods manufactured of the
           --------------
Stents incorporating the License Rights, consisting of XXXXXXXXXX to the XXXXXXXXXX of the XXXXXXXXXX to the XXXXXXXXXX of the XXXXXXXXXX and XXXXXXXXXX to the XXXXXXXXXX of XXXXXXXXXX to the XXXXXXXXXX in accordance with XXXXXXXXXX then in effect on a XXXXXXXXXX. "Burdened Costs" shall not include XXXXXXXXXX or any other XXXXXXXXXX by XXXXXXXXXX to XXXXXXXXXX hereunder.

     1.6  "Confidential Information" shall mean all written information and data
           ------------------------
provided by the parties to each other and marked as confidential. Confidential Information may also include oral information disclosed by one party to another party, provided that such information is designated as confidential at the time of disclosure and reduced to a written summary by the disclosing party, within ten (10) days after its oral disclosure, which is marked in a manner to indicate its confidential nature and delivered to the receiving party. Notwithstanding the above, no party shall have liability to the other with regard to any Confidential Information of another party which:

          (a) is known to the receiving party, as evidenced by the receiving party's written record, before receipt thereof from the disclosing party;

          (b) is disclosed to the receiving party by a third person who has a right to make such disclosure; or

          (c) is or becomes part of the public domain through no fault of the receiving party.

     1.7  "Development Costs" shall mean documented costs incurred in the
           -----------------
Development Program, including the Technology Transfer, consisting of XXXXXXXXXX to the XXXXXXXXXX, including the XXXXXXXXXX and XXXXXXXXXX to the XXXXXXXXXX to the XXXXXXXXXX and the XXXXXXXXXX in accordance with XXXXXXXXXX. Development Costs shall be fully accounted for in the period in which they are incurred, regardless of whether GAAP requires capitalization thereof.

     1.8  "Development Program" shall have the meaning set forth in Section 3.1.
           -------------------

     1.9  "Evaluation" shall mean the evaluation conducted by BSC of the License
           ----------
Rights and Products in accordance with the evaluation program set forth on Schedule A attached hereto.

     1.10 "First Lot to Stock" shall mean the manufacture of two commercial
           ------------------
quantity lots (each of 250 units or more) of nitinol Stents meeting the specifications and protocols set forth in Schedule B, as the same may be modified by agreement between the parties, utilizing a reproducible validated manufacturing process and system developed in the Development Program as the same may be modified thereafter. For purposes hereof, "validated" shall mean

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a process which produces Stents which consistently meet the specifications and protocols set forth in Schedule B, as the same may be modified by agreement between the parties, with yields in excess of 80%. For the avoidance of doubt, it is agreed that a process does not require inspection or certification by the FDA or any other regulatory authority in order to be "validated."

     1.11 "FDA" shall mean the United States Food and Drug Administration.
           ---

     1.12 "License Rights" shall mean all of NMT's rights to Product
           --------------
Developments, Patent Rights and Technical Information in the Application Field.

     1.13 "Market Launch" shall mean the first date on which there is an
           -------------
unrestrained shipment of a Product to distributors or end-users in a geographic area by BSC or its Affiliates or sublicensees.

     1.14 "Net Sales" shall mean the gross invoice amount of Products sold by
           ---------
BSC and its Affiliates to third parties, less discounts from gross invoice amount actually allowed to purchasers, refunds, replacements or credits allowed to purchasers for return of Products or as reimbursement for damaged Products, and, to the extent itemized in the invoice and included in the "gross invoice amount", freight, postage, insurance, and other shipping charges, sales and use taxes, customs, and any other governmental tax or charge (except income taxes) imposed on or at the time of production, importation, use, or sale of Products, including end user VAT.

          BSC sales to Affiliates will not be included in Net Sales unless such Affiliate is an end user (for example, a hospital) of Products, in which case the Net Sales price shall be not less than the average Net Sales price of BSC sales of the Product involved to customers which are not Affiliates during that calendar quarter. For purposes of this subsection, reasonable quantities of Products used for promotion, research or clinical trials of Products shall not be included in Net Sales unless BSC receives compensation for Products so used.

          Net Sales shall include any insurance or other recovery received for Products stolen, destroyed or damaged as well as any removal from inventory, mysterious or otherwise, unless for verifiable destruction, unless such recovery is limited to the replacement cost of such Products.

     1.15 "OUS" shall mean all countries other than the United States of
           ---
America.

     1.16 "Patent Rights" shall mean all rights to and in patents, patent
           -------------
applications, and rights to file patent applications licensed to, owned, or controlled solely or jointly by NMT as of the date of this Agreement or which are developed during the term

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of this Agreement anywhere in the world relating to the Product Developments, the Technical Information or Products in the Application Field, including but not limited to their manufacture, sale, use, or design, and including reissues or extensions thereof and any division, continuation, or continuation-in-part of any applications or substitutes therefor.

     1.17 "Product Developments" shall mean all inventions and developments,
           --------------------
whether patentable or not, the rights to which NMT owns, controls, or acquires by assignment or otherwise as of the date of this Agreement or which are developed during the term of this Agreement within the Application Field or which fall within the scope of any claim of any patent or patent application included within the Patent Rights.

     1.18 "Products" shall mean (i) any product which includes a Stent that
           --------
incorporates, or the manufacture or use of which incorporates, the License Rights for use in the Application Field; (ii) any product which includes a Stent for use in the Application Field that falls within the scope of any claim of any unexpired patent included in the Patent Rights or within the scope of the broadest good faith claim (in light of the prior art) in any pending patent application included in the Patent Rights, or that otherwise employs an invention disclosed in a patent or patent application which is included in the Patent Rights; and (iii) any product which includes a Stent for use in the Application Field which is developed by or for BSC after the date hereof and which is reasonably determined to be directly derived from or based upon the License Rights.

     1.19 "Product Combinations" shall mean a catalogue item consisting of a
           --------------------
system or combination of one or more Stents incorporating the License Rights together with other systems, components or products which have interdependent or independent value and function in patient treatment.

     1.20 "Stent" shall mean a medical device designed to be inserted in or to
           -----
establish a natural, synthetic, autologous or allogenic lumen or passageway in the body of a patient, the function of which is to (a) support, expand, maintain, or establish such lumen or passageway or (b) serve as a scaffold or matrix to present a material on the inner or outer surface of such medical device to the wall of such lumen or passageway.

     1.21 "Technical Information" means all know-how, data, technology and other
           ---------------------
information in the possession of, developed or acquired by NMT as of the date of this Agreement or which are developed during the term hereof of this Agreement that is used or useful in the evaluation, development, testing, registration, manufacture, use, or sale of Products.

     1.22 "Technology Transfer" shall mean the transfer of technology as
           -------------------
described in Section 5.2 of this Agreement.

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     1.23 "Territory" shall mean all of the countries of the world.
           ---------

                                II.  EVALUATION

     2.1  Evaluation.  BSC and NMT have agreed that BSC will conduct the
          ----------
Evaluation to evaluate the License Rights and Products pursuant to a letter agreement dated June 15, 1994 during a five (5) month evaluation period commencing as of June 1, 1994. For purposes of this Evaluation, BSC shall conduct such due diligence and such bench, animal and OUS clinical testing as it deems reasonable in the circumstance. BSC shall also conduct such due diligence with respect to the validity and non-infringement of the License Rights as it deems reasonable in the circumstance, including without limitation obtaining appropriate opinions of counsel.

     2.2  Responsibilities of NMT.  During the evaluation period, NMT shall use
          -----------------------
commercially reasonable efforts to develop and deliver Stents to BSC without charge having the characteristics set forth on Schedule A hereto. NMT shall provide BSC technical support and assistance reasonably requested by BSC to perform satisfactorily the Evaluation and shall grant BSC access to its facilities and records relating to the License Rights and Products during normal business hours. In addition, NMT shall provide BSC copies of all relevant information and data in the possession of or available to NMT with respect to the License Rights and Stents necessary or appropriate for use in or in connection with the Evaluation. NMT shall also provide BSC with copies of all issued patents and pending patent applications with respect to the License Rights, and shall keep BSC reasonably informed of all patent prosecution activities regarding the License Rights. Information provided by either party to the other in the Evaluation shall be treated as Confidential Information pursuant to Section 11 hereof.

     2.3  BSC Resoonsibilities.  BSC shall commit sufficient personnel and
          --------------------
resources to complete the Evaluation during the evaluation period. When appropriate, BSC may direct BSC and NMT engineering efforts necessary to perform the Evaluation. During the evaluation period, BSC shall use commercially reasonable efforts to develop and manufacture delivery devices. BSC shall prepare appropriate labelling, subject to the approval of NMT which approval shall not be unreasonably withheld or delayed, for placement on Products to be used in the Evaluation. BSC and NMT shall each bear its own costs and expenses of the Evaluation, except that BSC shall bear all costs for third party clinical, preclinical or animal studies incurred in the Evaluation.

     2.4  Joint Resoonsibilities.  BSC and NMT shall prepare detailed due
          ----------------------
diligence plans and agendas, as appropriate to perform the Evaluation, with mutually agreed upon milestones. Technical personnel of BSC and NMT shall meet weekly to track the progress of the Evaluation and shall prepare monthly written

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                                                CONFIDENTIAL TREATMENT REQUESTED

status reports for review by appropriate personnel at BSC and NMT. Although BSC shall be responsible for the organization and conduct of the Evaluation, BSC will share all technical data (but not marketing analysis) with respect to the Stents being evaluated which is generated during or from the Evaluation with NMT, subject to the confidentiality provisions of Article 11 hereof. NMT shall have the unrestricted right to use all such data for any purpose if BSC does not exercise its right to receive a license pursuant to Section 6.2 hereof. BSC shall notify NMT of the anticipated time and place of any animal and human trials performed during the Evaluation and NMT may have representatives present to observe such trials.

     2.5  Due Diligence Payments.  BSC shall pay to NMT the amount of XXXXXXXXXX
          ----------------------
per month or part thereof during the evaluation period, not to exceed in the aggregate XXXXXXXXXX, plus a final payment of XXXXXXXXXX for the period November 1 through November 22, 1994, as a non-refundable advance against license fees due and payable pursuant to Section 6.2 below. Such advance will be credited against license fees payable to NMT hereunder, commencing in the second year after the first Market Launch of a Product in the United States, but in no event will such credit reduce the minimum licensing fee payments in any year below those provided for in Section 6.5 hereof, nor reduce the amount payable in any calendar quarter to less than fifty percent (50%) of the amount otherwise due.

                          III.  PRODUCT DEVELOPMENTS

     3.1  Research and Development.  BSC and NMT shall establish a budgeted
          ------------------------
research and development program to continue development of the License Rights in the Application Field and to complete the Technology Transfer (the "Development Program"). BSC agrees to fund the capital and non-capital Development Costs of the Development Program, including the Technology Transfer, in accordance with the budget, subject to the allowance provided in the following sentence, through March 31, 1996, in an aggregate amount estimated for the non-capital budget to be XXXXXXXXXX. If NMT anticipates exceeding the non-capital budget for any quarter by more than 10%, it will so notify BSC as soon as practical and NMT will not exceed the non-capital budget for any quarter by more than 10% without BSC's consent. If NMT anticipates exceeding the total capital budget by more than 10% it will so notify BSC as soon as practical and NMT will not exceed the total capital budget by more than 10% without BSC's consent. BSC personnel will participate in the Development Program but the value of BSC personnel and other BSC resources contributed to the Development Program shall not be counted toward the Development Costs. The parties currently estimate in good faith that the non-capital Development Program, including the Technology Transfer, can be completed by March 31, 1996 at a cost of XXXXXXXXXX. BSC and NMT shall meet at least monthly during the period of the Development Program to jointly identify research and develop programs in the Application Field and to review the results of programs in

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                                                CONFIDENTIAL TREATMENT REQUESTED

process. Minutes for such meetings shall be recorded and distributed promptly to the parties. NMT, after consultation with BSC, shall establish a non-binding development budget through March 31, 1996 with monthly estimates for such programs. BSC shall use commercially reasonable efforts to develop and manufacture delivery devices for use with the Products.

     3.2  Product Developments.  During the term of this Agreement, NMT agrees
          --------------------
to promptly report and disclose to the Chief Development Officer of BSC, or to such other person as may be designated by BSC, all Product Developments in the Application Field and to make all such Product Developments available for incorporation into the Products. Any other potential Products identified by BSC or NMT in the Application Field may be developed jointly by BSC and NMT in accordance with development schedules established by mutual agreement of the parties. NMT agrees that the license set forth in Section 6.1 shall include an exclusive license for Product Developments and new Products at the licensing fee rates set forth in Section 6.2 hereof.

     3.3  Intellectual Property Rights. All technology and products related to
          ----------------------------
nitinol Stents or the use or delivery thereof developed during the term of this Agreement shall be owned by the party or parties inventing the same, subject to the terms and conditions of this Agreement (unless otherwise agreed in writing by the parties) and NMT's interest therein shall be deemed to constitute Product Developments, Technical Information or Patent Rights hereunder, as the case may be. License Rights developed, owned or licensed solely by NMT outside of the Development Program shall remain the property of NMT, subject to the license granted herein (unless otherwise agreed by the parties). Technology in the Application Field or in connection with Stent delivery devices developed, owned or licensed solely by BSC outside of the Development Program shall remain the property of BSC.

     3.4  Expense Reimbursement.  At the commencement of the Development
          ---------------------
Program, including the Technology Transfer, BSC will advance XXXXXXXXXX to NMT. NMT will bill BSC monthly for its activities under Section 3.1, 4.1 and 5.2, based on pre-agreed rates for various classes of employees. These bills will be payable net 20 days. After four months of activity, and regularly thereafter, the advance payment may be reevaluated by BSC and NMT, and if BSC has been prompt in paying bills as submitted, the advance may be adjusted to approximate one month's billing.

     3.5  Ownership of Capital Equipment.  Capital equipment and related tooling
          ------------------------------
purchased by NMT with funds provided by BSC in the Development Program shall be the property of BSC and shall be delivered to BSC upon request.

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                                                CONFIDENTIAL TREATMENT REQUESTED

                     IV.  CLINICAL AND REGULATORY MATTERS

          4.1  Registration of Products in the Territory.  BSC shall apply
               -----------------------------------------
diligently and reasonably promptly for registrations and regulatory approvals deemed necessary by BSC to promote and sell the Products in the countries inside the Territory in which it intends to promote or sell Products. NMT shall assist BSC in the preparation of such submissions, provide BSC with copies of all relevant information in the possession of or available to NMT, and assist BSC in the preparation of any responses to regulatory requests for additional information in connection with such submissions. Costs incurred by NMT in connection with NMT's activities pursuant to this Section IV which are requested by BSC will be reimbursed pursuant to Section 3.4.

                          V.  PRODUCTS MANUFACTURING

          5.1  Manufacturing.  BSC will manufacture Products in accordance with
               -------------
(i) the applicable products specifications; (ii) Good Manufacturing Practices ("GMP") as required by the Act; and (iii) pertinent rules and regulations of the FDA or the appropriate regulatory authority outside of the United States.

          5.2  Technology Transfer.  Upon exercise of the license granted
               -------------------
herein, NMT shall take all steps reasonably necessary to transfer all Technical Information necessary for the manufacture of nitinol Stents incorporating the License Rights to BSC. In addition, NMT shall provide BSC all assistance reasonably necessary to establish a facility to manufacture nitinol Stents incorporating the License Rights both in the United States and OUS and to train personnel to manufacture nitinol Stents incorporating the License Rights. In addition, NMT shall provide BSC with technical consultation, advice and know-how relating to the design, development and manufacture of nitinol Stents incorporating the License Rights and relating to any equipment required for BSC to manufacture nitinol Stents incorporating the License Rights meeting product specifications and standard quality control requirements, including without limitation any documentation, drawings, specifications, protocols, metallurgical data and process information of NMT relating to nitinol Stents incorporating the License Rights and the License Rights. NMT shall train a reasonable number of responsible BSC engineers in the design, development and manufacture of nitinol Stents incorporating the License Rights and the use of the License Rights.

          5.3  VIP Sharing.  In addition to the licensing fees and payments
               -----------
payable to NMT by BSC pursuant to Articles 3 and 6 hereof, BSC shall pay NMT XXXXXXXXXX of the following amounts ("VIP Payments") sixty (60) days after the close of each calendar quarter:

               (a) During the period beginning with Market Launch of the first Product and ending five (5) years after the first

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                                                CONFIDENTIAL TREATMENT REQUESTED

     day of the first calendar quarter following such first Market Launch, the excess of (x) XXXXXXXXXX over (y) the weighted average Burdened Cost per Stent manufactured in the quarter, multiplied by the number of units of Stents manufactured by BSC and its Affiliates and sublicensees during the quarter; provided, however, that the first such payment shall also include VIP Payments calculated with respect to all Stents manufactured and placed in inventory for commercial sale during the period preceding Market Launch, and provided, further, that for this purpose, non-sterile Stents manufactured for demonstrations and Stents used for clinical trials and regulatory testing and evaluation and the Burdened Cost of these Stents shall be excluded from the calculation;

          (b) During the sixth through tenth years following the first day of the first calendar quarter following Market Launch of the first Product, the excess of (x) XXXXXXXXXX over (y) the weighted average Burdened Cost per Stent manufactured in the quarter, multiplied by the number of units of Stents manufactured by BSC and its Affiliates and sublicensees during the quarter (excluding, for this purpose, non-sterile Stents manufactured for demonstrations and Stents used for clinical trials and regulatory testing and evaluation); and

          (c) During the eleventh and each subsequent year following the first day of the first calendar quarter following Market Launch of the first Product, the excess of (x) the lesser of (i) XXXXXXXXXX times the XXXXXXXXXX, or (ii) XXXXXXXXXX over (y) the weighted average Burdened Cost per Stent manufactured in the quarter, multiplied by the number of units of Stents manufactured by BSC and its Affiliates and sublicensees during the quarter.

          The "Index" for eleventh and all subsequent years shall be defined by the following formula:

                    XXXXXXXXXX

     Where: I is the Index;

          XXXXXXXXXX is the XXXXXXXXXX for all XXXXXXXXXX for the United States as reported by the XXXXXXXXXX for January of the year in question;

          XXXXXXXXXX is the XXXXXXXXXX for all XXXXXXXXXX for the United States as reported by the XXXXXXXXXX for January of the tenth year of this Agreement.

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                                                CONFIDENTIAL TREATMENT REQUESTED

                            VI.  EXCLUSIVE LICENSE

          6.1  Grant of License.  If BSC notifies NMT of its intent to proceed
               ----------------
to the license phase of this Agreement on or before October 31, 1994, NMT shall and hereby does grant to BSC the sole and exclusive right, license and privilege to use the License Rights in the Application Field, and to manufacture and sell, and to grant sublicenses to others to use, manufacture and sell, Products in the Territory.

          6.2  Licensing Fees.
               --------------

          (a) In consideration of the license granted above, for the longer of
     (x) twenty (20) years from Market Launch of the first Product or (y) until the expiration of the last patent which is part of the Patent Rights, BSC shall pay NMT with respect to Net Sales by BSC or its Affiliates to any third party (other than sales to Affiliates) of the Products, the following licensing fees:

               (i) Except as set forth in Clause (iii), XXXXXXXXXX of Net Sales of Products that occur during the period beginning with Market Launch of the first Product and ending five (5) years after the first day of the first calendar quarter following such first Market Launch;

               (ii) Except as set forth in clause (iii), XXXXXXXXXX of Net Sales of Products that occur during the term of this Agreement after the period set forth in clause (i);

               (iii) In the event that any third party in any country markets an expandable nitinol Stent with welded cell design that competes with one or more Products marketed by BSC but which does not infringe the Patent Rights (such non-infringing competing product being hereinafter referred to as an "NIC Product"), then the BSC license fee for such Products will be reduced as hereinafter set forth: In each market for expandable nitinol Stents (e.g. biliary Stents , iliac Stents, peripheral vascular Stents, coronary Stents, urethral Stents, etc.) in which BSC can show that an NIC Product or NIC Products hold in the aggregate at least 10% of that market for expandable nitinol Stents, then the licensing fee provided in Section 6.2(a) (i) and 6.2 (a) (ii) for such Product in such market in such country shall be reduced from XXXXXXXXXX and XXXXXXXXXX, respectively, and the parties shall negotiate in good faith an appropriate reduction (even to zero, if appropriate) in the minimum licensing fee amounts in Section 6.5.

               If BSC believes it is entitled to pay a reduced licensing fee pursuant to this subsection, it shall so notify N~T in writing and the parties shall meet to resolve the matter. If the parties do not agree, the

                                      -10-
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                                                CONFIDENTIAL TREATMENT REQUESTED

          matter shall be resolved pursuant to Sections 17.2 and 17.3. BSC shall be entitled to pay the reduced licensing fee pending resolution of the dispute and shall pay the difference plus interest from the original due date at the rate set forth in Section 6.2(c) to NMT within thirty (30) days after resolution of the dispute if it is resolved in NMT's favor.

          (b) (i) Where the components of a Product or Product Combination are not each generally sold as separate units, the computation of Net Sales shall be based on the relative contribution of the components of the Product or Product Combination. Relative contribution shall reflect the relative complexity and importance to end-users of the various separate components of the Product or Product Combination, and shall be negotiated in good faith from time to time by the parties. NMT and BSC agree that the relative contribution of a Stent to a Product shall not, in any case, be less than XXXXXXXXXX of Net Sales (except in the case of Products for abdominal aortal aneurysms, for which the contribution of the Stent may be determined to be less than XXXXXXXXXX), and shall be XXXXXXXXXX of Net Sales when sold as a Product with a nitinol Stent substantially similar to the present design and a catheter-based delivery system incorporating art substantially similar to that which is presently generally known in the industry. Any dispute arising under this Section 6.2(b) will be resolved pursuant to Sections 17.2 and 17.3 hereof.

               (ii) Subject to the application of clause (i) to the Product components of a Product Combination, in order to determine the Net Sales of the Stent included therein, where the components of a Product Combination are each generally sold as separate units, the computation of Net Sales of the Product portion of the Product Combination shall be determined by multiplying the Net Sales of the Product Combination by the fraction A/(A + B), where A is the average selling price during the prior calendar year of the Product which is part of the Product Combination and B is the average selling price during the prior calendar year of the other components of the Product Combination.

               (iii) If NMT has developed any component of the Product or Product Combination other than the Stent component thereof (for example, a delivery system), the relative contribution of (and the corresponding percentage of Net Sales attributable to) NMT components, including the Stent, shall increase (e.g., from XXXXXXXXXX) in calculations under clause 6.2(b) (i) above and any NMT component which is not part of the Product portion of a Product Combination shall be included in the "A" portion of the formula in clause 6.2(b) (ii) above.

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                                                CONFIDENTIAL TREATMENT REQUESTED

               (iv) In determining the relative contribution of the components of a Product or Product Combination, consideration shall be given to any third party payments required.

          (c) Except as set forth in Section 6.5(a), the fees payable under paragraph (a) shall be paid within sixty (60) days after the close of each calendar quarter during the term of this Agreement, and simultaneously therewith BSC shall furnish to NMT a statement showing on a US/OUS basis and in the aggregate for those countries in which a different licensing fee is payable pursuant to Section 6.2(a)(iii), the Net Sales and unit sales of BSC and its Affiliates and sublicensees subject to licensing fees and the licensing fees due with respect to that calendar quarter, all calculated in reasonable detail. Late payments shall bear interest at a rate equal to XXXXXXXXXX the XXXXXXXXXX of the XXXXXXXXXX. BSC's obligations to NMT with respect to sales from a sublicensee or subdistributor shall arise in the calendar quarter in which such sales are recognized by BSC in its financial statements.

          (d) Except as otherwise provided herein, the payments to be made to NMT under this Agreement are the actual amounts to be received by NMT and shall not be reduced in any way, including but not limited to, by any liabilities incurred by BSC or its Affiliates or sublicensees upon remittance to NMT of the payments due hereunder. In the event BSC or its Affiliates or sublicensees are required to make a deduction or withholding of tax, in those situations in which it is possible for BSC to receive the benefit of the withholding or deduction in any way (by use to offset U.S. or foreign tax, by refund or otherwise) then the amount payable to NMT shall be increased to the extent necessary to ensure that after the making of such deduction or withholding, NMT receives and retains an amount equal to that which it would have received or retained had no such deduction or withholding been made by BSC or its Affiliates or sublicensees. In such case, NMT shall assign to BSC its right to recover such deduction or withholding from the relevant government authorities. Each party agrees to assist the other by submitting declarations to the relevant authorities as may be required with regard to each party's status in relation to a deduction or withholding of taxes.

          (e) To the extent licensing fees have been paid on non-patented Products or on Products for which all applicable patents have expired or held invalid, BSC shall have the perpetual royalty-free non-exclusive right to manufacture, use and sell such Products after the period set forth in
     Section 6.2(a) that shall survive termination of this Agreement at the end of the term set forth in Section 8.1.

                                                CONFIDENTIAL TREATMENT REQUESTED

          (f) All payments required to be made under this Agreement shall be made in U.S. dollars. Monetary conversions from the currency of a foreign country into U.S. dollars shall be made in the manner that BSC generally applies for translation of fees payable to third parties, applied in a consistent manner, or on another basis mutually agreed upon by both parties in writing, provided that any conversion rate used does not distort the payments required under this Agreement and that the total licensing fees for each year shall agree with the amount reported in the financial statements of BSC for that year.

     6.3  Additional Payments.
          -------------------

          (a) Upon written notice to NMT on or before October 31, 1994, or such later date as the parties may agree, of its election to exercise its rights to take the license granted herein, BSC shall pay to NMT a non-refundable (except as provided in Section 6.3(c)) lump sum fee in the amount of XXXXXXXXXX in consideration of the grants and the exclusive nature thereof as set forth in this Agreement.

          (b) If BSC has properly elected to exercise its rights to take the License granted herein, upon the issuance of a valid United States patent with claims covering any of the Product Developments or Technical Information or the Products (or, if such patent is issued prior to such exercise, then on October 31, 1994, or such later date as the parties may agree), BSC shall pay to NMT a nonrefundable fee in the amount of XXXXXXXXXX.

          (c) In the event a third party United States patent, reissuance, extension, division, or continuation issues covering the Products within three (3) months of BSC's written exercise of its rights to take the license granted herein, BSC may terminate this Agreement. If BSC so terminates this Agreement, NMT shall refund XXXXXXXXXX of the additional payments set forth in this Section 6.3 upon written request of BSC.

          (d) In the event a third party patent, reissuance, extension, division, or continuation issues covering Products during the period of twenty-one (21) months following the period set forth in Section 6.3(c), which prevents BSC in the entire Territory from reasonably entering the market or, once entered, reasonably continuing in the market, with Stents made, used and sold pursuant to the Patent Rights included in the License Rights, and BSC as a result thereof terminates this Agreement, NMT shall refund XXXXXXXXXX of the payments made to NMT pursuant to this Section 6.3 and Section 6.4. If, during said twenty-one month period, BSC is prevented from making, using and selling Stents as aforesaid in a part, but not all of the Territory, the parties shall negotiate as to how much, if any, of such payments under Section 6.3 and

                                                CONFIDENTIAL TREATMENT REQUESTED

     Section 6.4 shall be repaid by NMT to BSC, and, if the parties do not agree, the matter shall be resolved pursuant to Section 17.2 and Section 17.3.

          (e) In the event a third party patent, reissue, extension, division or continuation issues covering the Products, then (i) the parties shall negotiate in good faith an appropriate reduction in the minimum licensing fee amounts in Section 6.5 (which may reduce minimum licensing fee amounts to zero, if appropriate), and (ii) the deadlines for the milestone payments based on Market Launches for the affected Products in the regions (United States or major OUS markets in which BSC has a direct marketing presence) in which such third party patent issues shall be suspended, but such milestone payments, in the amounts set forth in Section 6.4 or such other amounts as the parties may agree upon in good faith, shall continue to be payable in the event of subsequent Market Launches.

     6.4  Milestone Payments.  In addition, BSC shall pay NMT the following non-
          ------------------
refundable amounts within sixty (60) business days following the successful completion of the following milestones:

                    (i) The First Lot to Stock in any facility (the "First Facility"), whether located in the United States or outside the United States ("OUS"), XXXXXXXXXX;

                    (ii) The earlier of the First Lot to Stock in a facility located in the territory (United States or OUS) in which the First Facility is not located, or twelve (12) months after the First Lot to Stock in the First Facility, XXXXXXXXXX;

                    (iii) OUS Market Launch of a non-vascular Product, but in no event later than November 1, 1995, XXXXXXXXXX;

                    (iv) OUS Market Launch of an un-coated vascular Product, but in no event later than August 1, 1996, XXXXXXXXXX;

                    (v) United States Market Launch of a non-vascular Product, but in no event later than March 1, 1996, XXXXXXXXXX;

                    (vi) OUS Market Launch of a coated vascular Product, but in no event later than September 1, 1996, XXXXXXXXXX;

                    (vii) United States Market Launch of an un-coated vascular Product, but in no event later than October 1, 1997, XXXXXXXXXX; and

                                                CONFIDENTIAL TREATMENT REQUESTED

                    (viii) United States Market Launch of coated vascular Product, but in no event later than January 1, 1998, XXXXXXXXXX;

     provided, however, that if BSC is prevented from achieving any of the dates
     --------
     set forth in clauses (iii) through (viii) by regulatory authorities despite BSC's diligent efforts to obtain necessary regulatory approvals, the time for the payments required by such clauses will be extended until necessary regulatory approvals are obtained; and provided, further, that if BSC
                                            --------  -------
     supplies commercial quantities of Stents for US and OUS sale from a single facility for a period of twelve [12] months, then the payment required by the remaining of clauses (i) and (ii) shall be paid at the end of said twelve-month period. Payments under each of the subsections in this
     Section 6.4 shall be independent of payments due under the other subsections.

     6.5  Minimum Net Sales.
          -----------------

          (a) If licensing fees pursuant to Section 6.2 are less than the amounts set forth in the table below, BSC shall have the right to retain exclusivity by paying to NMT, with the licensing fee statement for the fourth quarter, an amount which would bring the licensing fees for the year up to the amount set forth in the table below. If BSC does not make such payment NMT shall have the right upon thirty (30) days prior written notice to BSC to make the exclusive license granted hereunder nonexclusive; provided, however, that BSC shall have the right to retain exclusivity by
     --------
     paying to NMT during such thirty (30) day period an amount which would bring NMT's Licensing Fee up to the amount set forth in the table below. All amounts paid by BSC to retain exclusivity as set forth above may be applied against future Licensing Fees payable by BSC to NMT in years when licensing fees to NMT exceed the herein stated minimums. The amounts for years 1995 and thereafter are:

                    Year                   Minimum Licensing Fee Amount
                    ----                   ----------------------------
                    1995                            XXXXXXXXXX
                    1996                            XXXXXXXXXX
                    1997                            XXXXXXXXXX
                    1998-2004                       XXXXXXXXXX
                    2005-2009                       XXXXXXXXXX
                    2010 and thereafter             XXXXXXXXXX

          (b) For calendar year 1996, BSC shall pay to NMT the applicable minimum licensing fee in quarterly payments in the amount of XXXXXXXXXX per quarter. BSC shall submit such minimum licensing fee payments to NMT on or before January 1, April 1, July 1 and October 1 of such year. To the extent the licensing fee due and owing under Section 6.2(a) for a quarter during 1996 shall exceed the amount of such minimum licensing fee payment which has been paid for the quarter,

                                                CONFIDENTIAL TREATMENT REQUESTED

     BSC shall pay such excess within sixty (60) days after the end of such quarter. To the extent that the amount of the licensing fee due and owing for a quarter during 1996 shall be less than the amount of such minimum licensing fee payment paid for the quarter, then the difference between these two amounts shall be credited against any additional licensing fee payments which may be owed with respect to any other quarter of the year or any subsequent years.

     6.6  Diligence.  BSC shall use diligent efforts in a commercially
          ---------
reasonable manner to develop Products, obtain regulatory approval for the sale of Products, and market and sell Products.

     6.7  Payments from Sublicensees.  BSC shall pay to NMT XXXXXXXXXX of all
          --------------------------
royalties, license fees, milestone payments and other sums received from sublicensees of the License Rights within sixty (60) days after receipt thereof by BSC.

                                 VII.  RECORDS

     7.1  Records.
          -------

          (a) BSC and its Affiliates shall keep, and BSC shall use its reasonable best efforts to cause its sublicensees to keep, accurate records of Net Sales in sufficient detail to support the license fees paid to NMT and of Burdened Costs in sufficient detail to support the VIP Sharing described in Section 5.3. For each year during the term of this Agreement and for three (3) years after such year, NMT and its authorized agents, representatives, counsel and accountants shall have the right from time to time (but not more than once annually) during regular business hours to audit licensing fees and VIP Payments paid for such year and to examine, abstract and copy such records, and all workpapers and background material from which such records have been derived, for the sole purpose of confirming and verifying such amounts. The cost of such audit shall be borne by NMT unless it shall be established by the audit that BSC has underpaid NMT by at least XXXXXXXXXX for the period audited, in which event the reasonable cost of such services will be borne by BSC.

          (b) If requested by NMT, BSC will provide NMT with a self conducted audit, in detail as requested by NMT, of all accountings for VIP and license fees and other related matters, at BSC's cost and expense. NMT may request this not more than once every three (3) years.

          (c) NMT shall keep accurate records of Development Cost in sufficient detail to support costs charged to BSC. BSC and its authorized agents, representatives, counsel and accountants shall have the right from time to time during regular business hours to audit Development Costs and to

                                                CONFIDENTIAL TREATMENT REQUESTED

     examine, abstract and copy such records, and all workpapers and background material from which such records have been derived, for the sole purpose of confirming and verifying Development Costs. The cost of such audit shall be borne by BSC unless it shall be established by the audit that BSC has overpaid NMT by at least XXXXXXXXXX for the period audited, in which event the reasonable cost of such services will be borne by NMT.

                          VIII.  TERM AND TERMINATION

     8.1  Effective Date and Term.  This Agreement shall become effective as of
          -----------------------
the date first above written, and shall remain in full force and effect until the expiration date of the last remaining patent included in the Patent Rights, but not less than twenty (20) years after Market Launch of the first Product.

     8.2  Termination.  Notwithstanding Section 8.1 hereof, this Agreement may
          -----------
be terminated upon delivery of written notice in reasonable detail:

          (a) By either party, if the other shall fail in any respect to observe or perform any of the material provisions of this Agreement on its part to be observed or performed, and any such failure shall not be remedied within sixty (60) calendar days or, in the case of payments due, within thirty
     (30) calendar days after receipt of written or telecopied notice from the other party specifying such failure;

          (b) By either party, if the other shall become insolvent or a receiver shall be appointed for its business or properties, or if any petition shall be filed by or against it under any provisions of any bankruptcy, insolvency or similar laws, if such petition or proceeding is not dismissed with prejudice within sixty (60) days after filing;

          (c) By either party if BSC fails to deliver written notice of exercise of the license granted herein within five (5) months of the commencement of the Evaluation.

     8.3  Effect of Termination.  Any termination of this Agreement shall be
          ---------------------
without prejudice as to any right of either party hereto with respect to any obligation of the other party accrued on or prior to the effective date of such termination. Upon termination, BSC shall have no further rights hereunder. If termination is effected by NMT pursuant to Section 8.2(a), then NMT and BSC shall negotiate in good faith a royalty to be paid by NMT to BSC in the event NMT shall thereafter sell any Stents incorporating the License Rights which incorporate technology of BSC, such royalty to fairly reflect the relative value of the BSC technology in such Stents. BSC may incorporate Stents held in inventory into Products and sell the same in the ordinary course of business, subject to licensing fee payments hereunder, during the six (6) months following termination. If termination takes

                                                CONFIDENTIAL TREATMENT REQUESTED

place during the conduct of the Development Program, BSC shall pay to NMT the costs incurred or committed by NMT in winding down the Development Program in an amount (which must be within the budget, subject to the XXXXXXXXXX allowance permitted by Section 3.1) not to exceed XXXXXXXXXX, including the salaries of personnel involved therein for the two (2) months following termination.

                      IX.  REPRESENTATIONS AND WARRANTIES

     9.1  COVENANTS AND REPRESENTATIONS OF NMT.   NMT covenants and represents:
          ------------------------------------

          (a) That, to the best of its knowledge and belief, NMT is the sole and exclusive owner or licensee of all right, title, and interest in and to the License Rights, free of any liens or encumbrances;

          (b) That, to NMT's knowledge, there is no other person, firm, or corporation claiming to have any title or interest in or to any of the License Rights which is derived through NMT;

          (c) That there are currently no outstanding options, licenses, agreements, or outstanding claims of any kind granted by NMT relating to the License Rights in the Application Field,; and further, that NMT will not grant any such options, licenses, or agreement to any third party so long as this Agreement is in effect;

          (d) That NMT has full power to grant the rights, licenses and privileges herein given and to enter into this Agreement;

          (e) That NMT shall perform all legally proper acts and execute all documents as are reasonably needed for carrying out the intent of this Agreement; and

          (f) That, if and to the extent NMT licenses any technology included in the License Rights from third parties, such license or licenses are valid and in full force and effect, and NMT shall use diligent efforts to maintain such license or licenses in force for the full term of this Agreement, including without limitation the payment of any fees and royalties.

          (g) That if NMT fails to make any payment due to a licensor to NMT of any of the Licensed Rights or any maintenance fee for any of the Patent Rights, then BSC may make such payment on NMT's behalf and deduct such payment from licensing fees due to NMT hereunder.

     9.2  Covenants and Representations of BSC.   BSC covenants and represents:
          ------------------------------------

                                                CONFIDENTIAL TREATMENT REQUESTED

          (a) That BSC has full power to grant the rights, licenses and privileges herein given and to enter into this Agreement; and

          (b) That BSC shall perform all legally proper acts and execute all documents as are reasonably needed for carrying out the intent of this Agreement.

                   X. NOTICES OF INJURIES, PRODUCT LIABILITY
                          INDEMNIFICATION, INSURANCE
                     PATENT INDEMNITY, PATENT ENFORCEMENT

     10.1 Patent Applications and Foreign Filing.  NMT shall have the right but
          --------------------------------------
not the duty to file, prosecute, and maintain in force, at NMT's expense, any and all patents and applications for patents covering inventions developed or acquired by or for NMT falling within the Patent Rights, using patent attorneys designated by NMT. NMT shall keep BSC reasonably informed of patent prosecution and maintenance activities involving the Patent Rights, but NMT shall have no liability to BSC with regard to NMT's activities under this paragraph. All such patent applications shall be filed, prosecuted and maintained in the name of NMT or such other applicant designated by NMT who agrees to become bound by this Agreement. In the event NMT at any time elects not to file, prosecute or maintain in force any patent or patent application falling within the Patent Rights, BSC shall have the right, at its sole expense, to do so.

     10.2 Adverse Rights of Others.  In the event that the manufacture, use, or
          ------------------------
sale by BSC of nitinol Stents included in any Products is objected to as infringing a patent held by another party, BSC shall so notify NMT and the parties shall discuss the appropriate response. From the earliest date on which
(i) BSC reasonably believes, based on the advice of counsel, that a significant question of infringement of a patent owned by a third party exists, or (ii) BSC receives any notice deemed legitimate by BSC, with the advice of counsel, alleging such infringement, or (iii) any suit is filed against BSC by the party making such objection, until the objection is resolved in a manner which permits BSC to sell such Products without payment to the third party, (i) BSC shall have the right to retain as a reserve XXXXXXXXXX of any licensing fees coming due to NMT under Article 6, and to apply such reserve against half of: (a) of its legal expense in such suit, (b) any settlement cost or license fee, and (c) any court ordered recovery; and (ii) the deadlines for the milestone payments based upon Market Launches for the affected Products in the regions (United States or major OUS markets in which BSC has a direct marketing presence) in which such notice or suit is pending shall be suspended (but such milestone payments, in the amounts set forth in Section 6.4 or such other amounts as the parties may agree upon in good faith, shall continue to be payable in the event of subsequent Market Launches), and the parties shall negotiate in good faith an appropriate reduction in the minimum licensing fee amounts in Section 6.5. Upon final

                                                CONFIDENTIAL TREATMENT REQUESTED

resolution of all such matters, BSC will pay any balance of said reserve to NMT. BSC shall have the right to control the defense of any such claim and shall bear the costs thereof, and shall keep NMT fully informed at all times. NMT shall cooperate fully with BSC in the defense of any such claim and shall be reimbursed by BSC for its out-of-pocket expenditures incurred in such cooperation. BSC shall have the absolute right to resolve the matter in any way it deems commercially reasonable, including, without limitation, by granting a license to the third party of the License Rights or by cross licensing technology. In the event the resolution of the matter requires BSC to make royalty or other payments to the other party, then, (x) if the third party patent in question was issued prior to the date of this Agreement, BSC may retain up to XXXXXXXXXX of any future licensing fee due to NMT under this Agreement to meet up to XXXXXXXXXX of royalty or other payments payable by BSC to the third party, and (y) if the third party patent in question was issued after the date of this Agreement, BSC may subtract royalty or other payments from the amount of licensing fees due to NMT pursuant to the relevant provisions of Section 6.2 hereof, provided that the licensing fees payable by BSC to NMT pursuant to the relevant provisions of Section 6.2 shall not be reduced to less than XXXXXXXXXX of Net Sales of Products, Net Sales having been determined in accordance with the relative contribution rules in Section 6.2(b). Any royalty or other payment payable by BSC to the other party under any settlement shall be commercially reasonable to resolve the matter. If BSC shall enter into any settlement or agreement requiring any such royalties or other payments to the other party, and if NMT believes the royalties or other payments to the other party are not commercially reasonable, then NMT shall so notify BSC and the matter shall be resolved in accordance with Article XVII hereof, and only commercially reasonable royalties and other payments, as determined in accordance with Article XVII, shall be subject to being retained or subtracted pursuant to this Section and any excess previously retained or subtracted shall be paid to NMT.

     10.3 Third Party Infringement.
          ------------------------

          (a) In the event any of the Patent Rights shall be infringed by a third party in the Application Field and BSC notifies NMT of the facts concerning the infringement, NMT may, but shall not be obligated to, institute and prosecute, at its own expense, any action in the name of NMT necessary to protect the rights of BSC and NMT under this Agreement. In such event, NMT shall retain out of any monies collected through such action its expenses, shall reimburse BSC for its contribution to expenses under paragraph (b) below, and shall retain XXXXXXXXXX of the balance, the remainder to be paid to BSC. In any such action, BSC shall fully cooperate with NMT and, at its own expense, be entitled to non-controlling participation through counsel of its own selection.

                                                CONFIDENTIAL TREATMENT REQUESTED

          (b) During the pendency of any prosecution of such action by NMT, BSC shall contribute to the expenses of such action, XXXXXXXXXX of the cost thereof.

          (c) In the event NMT elects not to institute and prosecute any such action, BSC may, but shall not be obligated to, prosecute any action, at BSC's own expense, in NMT's name for BSC's benefit. In such action, NMT shall fully cooperate with BSC and, at its own expense, be entitled to non-controlling participation through counsel of its own selection, but shall be entitled to reimbursement of such expense out of XXXXXXXXXX of any monies collected through such action.

          (d) For so long as (i) the alleged infringing product is marketed by the third party, and (ii) such alleged infringing product, together with all relevant NIC Products, hold in the aggregate at least 10% of the relevant market for expandable nitinol Stents (determined as set forth in Section 6.2(a)(iii), the deadlines for the milestone payments based on Market Launches of the affected Products in the regions (United States or major OUS markets in which BSC has a direct marketing presence) in which such alleged third party infringing product is sold shall be suspended, and such alleged third party infringing product shall be treated as an NIC Product for all purposes of Section 6.2(a)(iii).

     10.4 Patent Legend.  All Products sold hereunder, or Product labels or
          -------------
written documentation commonly distributed with Products sold, shall be marked in the reasonable discretion of BSC with words substantially similar to the following or other appropriate patent legend: "This product is protected by U.S. Patents Nos. [list of applicable patent numbers] and foreign counterparts, with others pending."

     10.5 Trademarks.  BSC shall have the right to market and advertise Products
          ----------
in the Application Field in the Territory exclusively (except as provided herein or as otherwise expressly agreed to in writing by the parties) under BSC's name, trademarks, tradenames, labels or other designations, and all of the same shall remain property of BSC and NMT shall have no rights thereto. BSC shall have no right, title or interest in NMT's trademarks.

     10.6 Indemnification.  BSC shall indemnify, defend and hold harmless NMT
          ---------------
and its directors, officers, employees, and agents and their respective successors, heirs and assigns (the "Indemnities"), against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the Indemnities, or any one of them, in connection with any claims, suits, actions, demands or judgments (a) arising out of the production, manufacture, sale, use in commerce, lease, or promotion by BSC or by an Affiliate, sublicensee, distributor or agent of BSC, of any Product; provided, however, that BSC's indemnification under this Section

10.6 shall not apply to any liability, damage, loss or expense in the event that NMT withheld from BSC information which would have been relevant to the determination of the safety of the Product in question and such action was a proximate cause of the claim, suit, action, demand or judgment in question.

     10.7 Insurance.  At such time as any Product is being commercially
          ---------
distributed or sold by BSC or by an Affiliate, sublicensee, distributor or agent of BSC, BSC shall, at its sole cost and expense, procure and maintain policies of comprehensive general liability insurance in amounts not less than $5,000,000 per incident and $5,000,000 annual aggregate and naming the Indemnities as additional insureds. Such comprehensive general liability insurance shall provide (a) product liability coverage and (b) broad form contractual liability coverage for BSC's indemnification under Section 10.6 of this Agreement. The minimum amounts of insurance coverage required under these provisions shall not be construed to create a limit of BSC's liability with respect to its indemnification obligation under Section 10.6 of this Agreement. BSC shall provide NMT with written evidence of such insurance upon request of NMT. BSC shall provide NMT with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance; if BSC does not obtain replacement insurance providing comparable coverage within such fifteen
(15) day period, NMT shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without any notice or additional waiting periods. BSC shall maintain such comprehensive general liability insurance beyond the expiration or termination of this Agreement during (a) the period that any Product is being commercially distributed or sold by BSC or by a sublicensee, Affiliate, distributor or agent of BSC and (b) a reasonable period after the period referred to in clause (a) above, which in no event shall be less than five (5) years.

     10.8 Notice and Assumption of Defense.  In the event any action is
          --------------------------------
commenced or claim made or threatened against NMT or other Indemnities as to which BSC is obligated to indemnify it (them) or hold it (them) harmless, NMT or the other Indemnities shall promptly notify BSC of such event. BSC agrees, at its own expense, to provide attorneys reasonably acceptable to NMT to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought. BSC shall assume the defense of, and may settle, that part of any such claim or action commenced or made against NMT (or other Indemnities) which relates to BSC's indemnification and BSC may take such other steps as may be necessary to protect itself. NMT and the Indemnities shall cooperate fully in the defense of such claim or action, at BSC's expense, and may participate in the defense thereof through their own counsel, but at their own expense. BSC shall not be liable to NMT or other Indemnities on account of any settlement of any such claim or litigation affected without BSC's consent. The right to BSC to assume the defense of

                                                CONFIDENTIAL TREATMENT REQUESTED

any action shall be limited to that part of the action commenced against NMT and/or Indemnities which relates to BSC's obligation of indemnification.

     10.9  Notice of Injuries.  BSC shall give NMT notice of any claim of injury
           ------------------
or adverse effect related to any Stent incorporating License Rights reasonably promptly after BSC becomes aware thereof.

     10.10  Survival.  Sections 10.6 through 10.9 shall survive termination or
            --------
expiration of this Agreement.

     10.11  Interferences.  At any time BSC becomes aware of a potentially
            -------------
interfering patent or patent application held by a third party which in BSC's reasonable opinion may impact adversely its ability to sell Products in the United States, BSC may initiate in the name of NMT or BSC an interference proceeding, respond to a third party interference action on behalf of NMT or BSC, or compromise the potential interference. To the extent BSC becomes obligated by settlement or court order to pay royalties or other amounts to such third party, BSC may subtract such amounts from the amount of licensing fees BSC is required to pay NMT pursuant to the relevant provisions of Section 6.2 hereof, provided, however, the license fees payable by BSC to NMT pursuant to
        --------
the relevant provisions of Section 6.2 shall not be reduced to less than XXXXXXXXXX of Net Sales of Products in the United States, Net Sales having been determined in accordance with the relative contribution rules in Section 6.2(b); provided, further, that if BSC shall enter into any settlement or agreement requiring any such royalties or other payments to the other party without the consent of NMT, which consent shall not be unreasonably withheld, then BSC may not subtract such amounts from any such future licensing fees due to NMT. The parties shall bear the expense of any such interference proceeding equally. BSC shall be entitled to select patent counsel, reasonably acceptable to NMT, to represent NMT and BSC in any interference proceeding. Such counsel shall act at the direction of BSC, subject to the requirement that NMT participate in and consent in writing, which consent shall not be unreasonably withheld or delayed, to all significant decisions related to the proceeding.


                         XI.  CONFIDENTIAL INFORMATION

     11.1 It is contemplated that in the course of the performance of this Agreement each party may, from time to time, disclose Confidential Information to the other. Each party agrees to make diligent efforts to prevent disclosure of Confidential Information. Efforts to prevent disclosure shall not be less than those taken by each party to protect their own proprietary information. Notwithstanding the foregoing, no provision of this Agreement shall be construed so as to preclude such disclosure of Confidential Information as may be inherent in or reasonably necessary for securing from any governmental agency any necessary approval or license, or for obtaining patents by the parties relating to the subject or performance of this Agreement, provided that the receiving party uses
                                          ---------
commercially reasonable efforts to obtain appropriate protective orders or other reasonable assurances of confidentiality. Each party agrees that Confidential Information shall be used solely for purposes of this Agreement and shall be disclosed or disseminated only to employees and agents who have a "need to know" to carry into effect the terms and purposes of this Agreement.


                              XII. FORCE MAJEURE

     12.1 Any delay in the performance of any of the duties or obligations of either party hereto shall not be considered a breach of this Agreement and the time required for performance shall be extended for a period equal to the period of such delay; provided that such delay has been caused by or is the result of
               --------
any acts of God, acts of the public enemy, insurrections, riots, embargoes, labor disputes, including strikes, lockouts, job actions, or boycotts, fires, explosions, floods, shortages of material or energy or other unforeseeable causes beyond the control and without the fault or negligence of the party so affected and provided further that payment obligations cannot be extended for
             -------- --------
more than thirty (30) days. The party so affected shall give prompt notice to the other party of such cause, and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible.


                          XIII.  NOTICES AND PAYMENTS

     13.1 All notices hereunder shall be in writing and shall be delivered personally or mailed, postage prepaid, to the following addresses of the respective parties:

               If to NMT:

               Nitinol Medical Technologies, Inc.
               374 Congress Street, Suite 605
               Boston, Massachusetts 02210
               Attention: President

               with a copy to:

               Nitinol Medical Technologies, Inc.
               c/o Synergistic Associates, Inc.
               7779 Willow Glen Road
               Los Angeles, CA 90046
               Voice:  213-656-8888
               Fax:  213-656-1823

               If to BSC:

               Boston Scientific Corporation
               480 Pleasant Street
               Watertown, Massachusetts 02172
               Attention: President

               with a copy to:  General Counsel

or to such other person or address as a party may specify by notice so given. Such notice shall be effective upon receipt if personally delivered, or on the third business day following the date of mailing.

     13.2 Payments.  All payments to be made to NMT hereunder shall be made by
          --------
wire of immediately available funds to the following account:

               Mercantile National Bank
               1840 Century Park East
               Los Angeles, CA 90067
                    Routing Number 90-3905/1222
               For the Account of
               Nitinol Medical Technologies, Inc.
               A/C # 001-148745

or by such other payment method and/or to such other account as NMT may supply by notice given in accordance with Section 14.1.


                   XIV.  WAIVER -- MODIFICATION OF AGREEMENT

     14.1 This Agreement may not be modified except by an instrument or instruments in writing signed by an authorized representative of the party against whom enforcement of such modification is sought. Either party may, by an instrument in writing, waive compliance by the other party with any term or provision of this Agreement. The waiver by either party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.


                             XV.  ENTIRE AGREEMENT

     15.1 This Agreement and the Schedules attached hereto constitute the entire agreement and understanding between the parties and supersedes any and all prior agreements and understandings, whether written or oral, other than the letter agreement dated June 15, 1994, pertaining to the Evaluation.

                               XVI.  ASSIGNMENT

     16.1 Neither party shall assign this Agreement or any part thereof without the prior written consent of the other party; provided, however either party, without such consent, may assign or sell the same in connection with the transfer or sale of substantially its entire business to which this Agreement pertains or in the event of its merger or consolidation with another company. Any permitted assignee, transferee or successor in interest shall assume all obligations of its assignor, transferor or predecessor in interest under this Agreement. No assignment shall relieve any party of responsibility for the performance of any accrued obligation which such party then has hereunder.


                  XVII.  GOVERNING LAW AND DISPUTE RESOLUTION

     17.1 The validity and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     17.2 Designated Representatives.  The parties recognize that a bona fide
          --------------------------
dispute as to matters hereunder may from time to time arise during the term of this Agreement which relates to either party's rights and/or obligations hereunder. In the event of the occurrence of such a dispute, either party may, by notice to the other party, have such dispute referred to their respective designated representatives designated below or their successors, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. Said designated representatives are initially as follows, subject to changes by the respective parties:

               For BSC:

               Joseph A. Ciffolillo
               480 Pleasant Street
               Watertown, MA  02172
               (617) 923-1720

               For NMT:

               C. Leonard Gordon
               374 Congress Street, Suite 605
               Boston, MA 02110
               (617) 426-2808

In the event the designated representatives are not able to resolve such dispute within a thirty (30) day period, either party may invoke the provisions of
Section 17.3.

     17.3 Arbitration.  Any dispute as is referred to in Section 17.2 hereof
          -----------
that shall not have been resolved pursuant to the foregoing provisions of this
Article XVII within thirty (30) days
after reference to designated representatives of the respective parties, or otherwise by agreement between the parties, shall be referred to arbitration in Boston, Massachusetts in accordance with the Rules of the American Arbitration Association. The Arbitration Tribunal shall consist of three (3) arbitrators. The party initiating arbitration shall nominate one arbitrator (who shall be knowledgeable in the industry but not be affiliated with such party) in the request for arbitration and the other party shall nominate a second arbitrator (who shall be knowledgeable in the industry but not be affiliated with such party) in the answer thereto. The two arbitrators so named will then jointly appoint the third arbitrator (who shall be knowledgeable in the industry but shall not be affiliated with either party) as chairman of the Arbitration Tribunal. If either party fails to nominate its arbitrator, or if the arbitrators named by the parties fail to agree on the person to be named as chairman within sixty (60) days, the office of the American Arbitration Association in Boston, Massachusetts shall make the necessary appointments of an arbitrator or the chairman of the Arbitration Tribunal. The award of the Arbitration Tribunal shall be final and judgment upon such an award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and an order of enforcement. In the event of any procedural matter not covered by the aforesaid Rules, the procedural law of The Commonwealth of Massachusetts shall govern.


                               XVIII.  HEADINGS

     18.1 The headings contained in this Agreement are for convenience and reference purposes only and shall not affect the meaning or interpretation of this Agreement.


                                 XIX.  GENERAL

     19.1 Agency.  The relationship of BSC and NMT established by this Agreement
          ------
is that of independent contractors, and neither party is an employee, agent, partner or joint venturer of the other.

     19.2 Severability.  All of the provisions in this Agreement will be
          ------------
considered as separate terms and conditions, and in the event that any one will be held illegal, invalid, or unenforceable, all other provisions hereof will remain in full force and effect as if the illegal, invalid or unenforceable provision were not part thereof. The parties shall use reasonable efforts to negotiate a substitute, valid and enforceable provision that most nearly effects the parties' intent and purposes and to be bound by the mutually agreed substitute provision.

     19.3 Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers the day and year first above written.

NITINOL MEDICAL TECHNOLOGIES, INC.              BOSTON SCIENTIFIC CORPORATION



By:  \s\ C. Leonard Gordon                      By:\s\ J.A. Ciffolillo
     ---------------------------                    ------------------
Name:   C. Leonard Gordon                       Name: J.A. Ciffolillo
        -------------------------                     ----------------
Title:  Chief Executive Officer                      Title:C.O.O.
        -------------------------                          -----------